United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2006

R.R. DONNELLEY & SONS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-4694	36-1004130
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 South Wacker Drive Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 326-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 31, 2006, R.R. Donnelley & Sons Company, a Delaware corporation (“R.R. Donnelley”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Banta Corporation, a Wisconsin corporation (“Banta”), and Soda Acquisition, Inc., a Wisconsin corporation and a wholly owned subsidiary of R.R. Donnelley (“Merger Sub”).

Pursuant to the Merger Agreement, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Banta (the “Merger”), with Banta as the surviving corporation in the Merger. Pursuant to the Merger Agreement, each share of common stock of Banta, par value $0.10 per share, issued and outstanding immediately prior to the consummation of the Merger will be converted into the right to receive an amount in cash equal to $52.50 per share, less the $16 per share authorized to be paid by Banta to its shareholders pursuant to the special cash dividend approved by the board of directors of Banta on September 13, 2006.

Banta and R.R. Donnelley have made customary representations, warranties and covenants in the Merger Agreement, including covenants regarding operation of the business of Banta and its subsidiaries prior to the closing and covenants prohibiting Banta from soliciting, or providing information or entering into discussions or negotiations concerning, proposals relating to alternative business combination transactions. In addition, R.R. Donnelley and Banta have agreed to use reasonable best efforts to obtain required regulatory approvals.

Consummation of the Merger is subject to customary conditions, including (i) approval of the Merger by Banta’s shareholders, (ii) absence of any law or order prohibiting the closing, (iii) expiration or termination of the Hart-Scott-Rodino waiting period and certain other regulatory approvals and (iv) the absence of any material adverse effect on the business and operations of Banta.

The Merger Agreement may be terminated by each of R.R. Donnelley and Banta under certain circumstances, including if the Merger is not consummated by March 31, 2007 (which date can be extended to June 30, 2007 to obtain regulatory approval). The Merger Agreement contains certain termination rights for both R.R. Donnelley and Banta, and further provides that, upon termination of the Merger Agreement under specified circumstances, R.R. Donnelley and Banta may be required to pay termination fees to the other party

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this Current Report by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit 2.1	Agreement and Plan of Merger among Banta Corporation, R.R. Donnelley & Sons Company and Soda Acquisition, Inc., dated as of October 31, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R. R. DONNELLEY & SONS COMPANY

Date: November 1, 2006
	By:	/s/ SUZANNE S. BETTMAN
Suzanne S. Bettman
Senior Vice President, General Counsel & Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger among Banta Corporation, R.R. Donnelley & Sons Company and Soda Acquisition, Inc., dated as of October 31, 2006